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                                                                     EXHIBIT 4.4

                                                               EXECUTION VERSION

                                 TBC CORPORATION

                       ----------------------------------

                   AMENDMENT NO. 2 TO NOTE PURCHASE AGREEMENT

                       ----------------------------------

                          DATED AS OF NOVEMBER 19, 2004



         SERIES D VARIABLE RATE SENIOR SECURED NOTES DUE APRIL 16, 2009

             GUARANTEED BY CERTAIN SUBSIDIARIES OF TBC CORPORATION


================================================================================

                                 TBC CORPORATION

         SERIES D VARIABLE RATE SENIOR SECURED NOTES DUE APRIL 16, 2009
                  GUARANTEED BY SUBSIDIARIES OF TBC CORPORATION

                   AMENDMENT NO. 2 TO NOTE PURCHASE AGREEMENT

                                                         As of November 19, 2004

The Noteholders Named on
the Signature Page hereto

Ladies and Gentlemen:

      TBC CORPORATION, a Delaware corporation (together with its permitted successors and assigns, the "COMPANY") and TBC PARENT HOLDING CORP., a Delaware corporation (the "HOLDING COMPANY"), hereby agree with you as follows:

1.    BACKGROUND.

      The Company and the Noteholders are party to a Note Purchase Agreement (as amended by that certain Amendment No. 1 to Note Purchase Agreement dated as of November 29, 2003 and as in effect immediately prior to the effectiveness of this Agreement, the "EXISTING NOTE PURCHASE AGREEMENT" and, as amended hereby and as may be further amended, restated or otherwise modified from time to time, the "NOTE PURCHASE AGREEMENT"), dated as of April 1, 2003, pursuant to which the Company issued $50,000,000 in aggregate principal amount of its Series D Variable Rate Senior Secured Notes due April 16, 2009 (the "NOTES"). The aggregate principal amount of the Notes outstanding on the date hereof is $50,000,000, all of which Notes are held by the Noteholders. The obligations of the Company under the Note Purchase Agreement and the Notes are secured by: (a) a lien on certain assets of (and are guaranteed by) certain Subsidiaries of the Company (the "SUBSIDIARY OBLIGORS") pursuant to that certain Guarantee and Collateral Agreement, dated as of March 31, 2003 (as amended from time to time, the "GUARANTEE AND COLLATERAL AGREEMENT"), and (b) a lien on certain real property owned by the Company, pursuant to that certain Deed of Trust, Assignment of Leases and Security Agreement, dated as of March 31, 2003, in favor of the Collateral Agent (as amended from time to time, the "COMPANY MORTGAGE"). Contemporaneously herewith, the Company is undertaking a corporate reorganization (the "REORGANIZATION") pursuant to Section 251(g) of the Delaware General Corporation Law by (a) merging a Wholly-Owned Subsidiary of the Holding Company into the Company (with the Company being the surviving entity), and (b) subsequently changing the name of the surviving entity to TBC Private Brands, Inc. Upon the effectiveness of the Reorganization, the Holding Company will be the holding company parent of the Company and will be renamed TBC Corporation. The Company has requested that the Noteholders agree to amend the Existing Note Purchase Agreement to reflect the corporate changes made pursuant to the Reorganization as set forth herein. The Noteholders have, subject to the satisfaction of the conditions set forth in Section 5 of this Agreement, consented to such request. The mutual agreement of the parties as to such matters is set forth in this Agreement.

2.    DEFINED TERMS.

      Capitalized terms used herein and not otherwise defined herein have the meanings ascribed to them in the Note Purchase Agreement. Other defined terms used herein shall have the meanings set forth below:

      "AGREEMENT, THIS" means this Amendment No. 2 to Note Purchase Agreement.

      "AMENDMENTS" is defined in Section 4.1.

      "ASSUMPTION AGREEMENTS" is defined in Section 5.6.

      "COMPANY" is defined in the introductory paragraph.

      "COMPANY MORTGAGE" is defined in Section 1.

      "EXISTING NOTE PURCHASE AGREEMENT" is defined in Section 1.

      "FINANCING DOCUMENTS" means this Agreement, the Note Purchase Agreement, the Notes, the Guarantee and Collateral Agreement, the Company Mortgage and the Assumption Agreements.

      "GUARANTEE AND COLLATERAL AGREEMENT" is defined in Section 1.

      "NOTEHOLDERS" means, and is a collective reference to, each holder of a Note on the date hereof.

      "NOTE PURCHASE AGREEMENT" is defined in Section 1.

      "NOTES" is defined in Section 1.

      "OBLIGORS" means the Company, the Holding Company and the Subsidiary Obligors.

      "PRO FORMA BALANCE SHEET" is defined in Section 3.9.

      "REORGANIZATION" is defined in Section 1.

      "SECOND AMENDED AND RESTATED CREDIT AGREEMENT" means the Second Amended and Restated Credit Agreement, dated on or about the date hereof, by and among the Company, the Holding Company, First Tennessee Bank, National Association, as Administrative Agent, JP Morgan Chase Bank, as Co-Administrative Agent, and the other lenders party thereto.

      "SOLVENT" means, with respect to any Person, that, as of any date of determination, (a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise", as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) "debt" means liability on a "claim", and (ii) "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

      "SUBSIDIARY OBLIGORS" is defined in Section 1.

3.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

      To induce the Noteholders to enter into this Agreement, the Holding Company and the Company represent and warrant that:

      3.1.  ORGANIZATION AND EXISTENCE.

      Each of the Company and the Holding Company is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has the entity power and authority to own its respective property and to carry on its respective business as now being conducted.

      3.2.  AGREEMENTS AUTHORIZED; OBLIGATIONS ENFORCEABLE.

            (a) AGREEMENTS ARE LEGAL AND AUTHORIZED. The execution and delivery by each of the Company and the Holding Company of this Agreement and compliance by the Obligors with all of the provisions of each Financing Document to which it is a party, is within the corporate power and authority of such Obligor.

            (b) OBLIGATIONS ARE ENFORCEABLE. Each of the Company and the Holding Company has duly authorized this Agreement by all necessary corporate or other action on its part. This Agreement has been executed and delivered by one or more duly authorized officers of each of the Company and the Holding Company, and each Financing Document constitutes a legal, valid and binding obligation of each Obligor party thereto, enforceable in accordance with its terms, except that the enforceability thereof may be:

                  (i) limited by applicable bankruptcy, reorganization,
            arrangement, insolvency, moratorium, or other similar laws affecting the enforceability of creditors' rights generally; and

                  (ii) subject to the availability of equitable remedies.

      3.3.  NO CONFLICTS.

      Neither the execution and delivery of this Agreement by the Company and the Holding Company, nor the fulfillment of or compliance with the terms and provisions of any Financing

Document to which each is a party, will conflict with, or result in a breach of the provisions of, or constitute a default under, or result in the creation of any Lien upon any of the properties of the Company, the Holding Company or any Subsidiary (other than those permitted by Section 6.3 of the Note Purchase Agreement) pursuant to its charter, bylaws or other constitutive documents, any award of any arbitrator or any agreement (including any agreement with stockholders), instrument, order, judgment, decree, statute, law, rule or regulation to which any of the Company, the Holding Company or such Subsidiary is subject.

      3.4.  GOVERNMENTAL CONSENT.

      Neither the execution and delivery of this Agreement by the Company and the Holding Company, nor the performance by the Obligors of their respective obligations under the Financing Documents, is such as to require any authorization, consent, approval, exemption or other action by or notice to or filing with any court or administrative or governmental body (other than routine filings with the Securities and Exchange Commission and/or state blue sky authorities) on the part of such Obligor in connection with the execution and delivery of this Agreement or the fulfillment of or compliance with the terms and provisions of the Financing Documents.

      3.5.  FULL DISCLOSURE.

        This Agreement and the documents, certificates or other writings delivered to the Noteholders by or on behalf of any Obligor in connection therewith, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. There is no fact known to the Company or the Holding Company, or to the best knowledge of the Company or the Holding Company, any other Obligor, that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the other documents, certificates and other writings delivered to the Noteholders by or on behalf of the Obligors specifically for use in connection with the transactions contemplated by the Financing Documents.

      3.6.  NO DEFAULTS; NO MATERIAL ADVERSE CHANGE.

      No event has occurred and no condition exists that, upon the execution and delivery of this Agreement and the effectiveness of the amendments provided for herein: (a) would constitute a Default or an Event of Default, or (b) could reasonably be expected to result in a Material Adverse Effect.

      3.7.  PROPERTIES.

               (a) The Company, the Holding Company and each of their respective Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, free and clear of all Liens except for Liens permitted by Section 6.3 of the Note Purchase Agreement and minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for its intended purposes.

            (b) Schedule 3.7(b) lists, as of the Effective Date, each parcel of owned real property located in the United States and held by the Company, the Holding Company or any of their respective Subsidiaries having a value (together with improvements thereof) of at least $10,000,000.

      3.8.  ASSETS.

      (a) Schedule 3.4 to the Guarantee and Collateral Agreement accurately describes the name and registration number of all federally registered trademarks, trade names and service marks of the Holding Company and its Subsidiaries as of March 31, 2003, (b) Schedule 4 to the First Amendment to Guarantee and Collateral Agreement, dated November 29, 2003, accurately describes the name and registration number of all federally registered trademarks, trade names and service marks of the Holding Company and its Subsidiaries acquired between April 1, 2003 and November 29, 2003, and (c)
Schedule 3.8 to this Agreement accurately describes, as of the Effective Date, the name and registration number of all federally registered trademarks, trade names and service marks of the Holding Company and its Subsidiaries acquired after November 29, 2003.

      3.9.  FINANCIAL CONDITION; NO MATERIAL ADVERSE CHANGE.

               (a) Since December 31, 2003, there has been no material adverse change in the business, assets, operations, prospects or condition, financial or otherwise, of the Holding Company, the Company and its Subsidiaries, taken as a whole.

               (b) The unaudited pro forma consolidating balance sheet of Holdings and its subsidiaries as of August 31, 2004 (the "PRO FORMA BALANCE SHEET"), copies of which have heretofore been furnished to each Noteholder, has been prepared giving effect (as if such events had occurred on such date) to the Reorganization. The Pro Forma Balance Sheet has been prepared using the Company's balance sheet as at August 31, 2004 and, to the best of the Holding Company's knowledge as of the Effective Date, presents fairly on a pro forma basis the estimated financial position of the Holding Company and its Subsidiaries as at August 31, 2004, assuming that the Reorganization had actually occurred at such date.

      3.10. SOLVENCY.

      The Company and the Holding Company are, and after giving effect to the Reorganization will be, and will continue to be, Solvent.

4.    AMENDMENTS.

      4.1.  AMENDMENTS IN RESPECT OF THE EXISTING NOTE PURCHASE AGREEMENT.

      The Company, the Holding Company and the Noteholders hereby agree that, subject to Section 5 hereof, the Existing Note Purchase Agreement is hereby amended in the manner specified in Exhibit A to this Agreement (collectively, the "AMENDMENTS").

      4.2.  JOINDER OF HOLDING COMPANY.

      Upon the effectiveness of this Agreement, (a) all of the obligations of the Company to make payments on the Notes shall apply with equal force to the Holding Company as if the Company and the Holding Company had executed the Note Purchase Agreement and the Notes as joint and several obligors thereunder, (b) all covenants, restrictions and prohibitions applicable to the Company contained in the Existing Note Purchase Agreement (including, without limitation, those obligations, restrictions and prohibitions set forth in Sections 5 through 7, inclusive, of the Existing Note Purchase Agreement) shall apply to the Holding Company such that references contained therein to "the Company" or "the Company and its Subsidiaries" shall be deemed to have been replaced by references to "the Holding Company" or "the Holding Company and its Subsidiaries", as the case may be, and (c) all definitions contained in the Note Purchase Agreement that are calculated or defined on a consolidated basis shall include the Holding Company in such calculation or definition.

      Notwithstanding the provisions of the preceding paragraph, any references to "the Company" contained in clauses (a), (b), (c), (d), (e), (l) and (o) of
Section 7.1 of the Existing Note Purchase Agreement are hereby each replaced with references to "the Company or the Holding Company".

      4.3.  EFFECT OF AMENDMENTS.

      Except as expressly provided herein, (a) no terms or provisions of the Existing Note Purchase Agreement or any other agreement are modified or changed by this Agreement, and (b) the terms of this Agreement shall not operate as an amendment, waiver or other modification by the Noteholders of, or otherwise prejudice the Noteholders' rights, remedies or powers under, the Note Purchase Agreement or under any applicable law, and all of such rights, remedies and powers are hereby expressly reserved.

5.    CONDITIONS TO EFFECTIVENESS.

      The Amendments shall become effective only upon the date of the satisfaction in full of the following conditions precedent (the "EFFECTIVE DATE"):

      5.1.  EXECUTION AND DELIVERY OF THIS AGREEMENT.

      The Company, the Holding Company and the Noteholders shall have executed and delivered a counterpart of this Agreement.

      5.2.  REPRESENTATIONS AND WARRANTIES TRUE.

      The representations and warranties set forth in paragraph 3 shall be true and correct on such date in all material respects.

      5.3.  AMENDED AND RESTATED CREDIT AGREEMENT.

      The Second Amended and Restated Credit Agreement shall have been executed and delivered by all parties thereto and a copy thereof shall have been delivered to the Noteholders.

      5.4.  AUTHORIZATION.

      The Company and the Holding Company shall have authorized, by all necessary action, the execution, delivery and performance of all documents, agreements and certificates in connection with this Agreement, and the satisfaction of all closing conditions set forth in this Section 5, applicable to the Company or the Holding Company, as the case may be.

      5.5.  SECRETARY'S CERTIFICATES.

      Each of the Company and the Holding Company shall have executed and delivered to each Noteholder a certificate of its Secretary or Assistant Secretary, certifying as true, correct and complete and attaching:

            (a) copies of the resolutions authorizing the execution, delivery and performance of this Agreement, and the satisfaction of all closing conditions set forth in this Section 5 applicable to it;

            (b) its certificate of incorporation and all amendments thereto;

            (c) its bylaws;

            (d) a long form certificate of good standing with respect to it issued by the Secretary of State of its jurisdiction of organization; and

            (e) an incumbency certificate and specimen signatures of its officers executing documents.

      5.6.  ASSUMPTION AGREEMENTS; FILINGS.

      Each of the Holding Company and TBC Private Brands of Texas LLC shall have executed and delivered to each Noteholder and the Collateral Agent an Assumption Agreement (collectively, the "ASSUMPTION AGREEMENTS"), in the form of Annex 1 to the Guarantee and Collateral Agreement and appropriate Uniform Commercial Code and (in the case of the Company) real estate filings shall have been made to reflect the change in the Company's name following the Reorganization and the addition of the Holding Company as an Obligor.

      5.7.  CONSUMMATION OF REORGANIZATION.

      The Reorganization shall have been consummated in accordance with applicable law, and all governmental and material third party approvals necessary in connection with the Reorganization and the continuing operation of the Holding Company and its Subsidiaries shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority that would restrain, prevent or otherwise impose adverse conditions on the Reorganization.

      5.8.  STOCK CERTIFICATES.

      The Collateral Agent shall have received the certificates representing the shares of Capital Stock of the Company pledged pursuant to the Guarantee and Collateral Agreement, together with an undated stock power for such certificates executed in blank by a duly authorized officer of the Holding Company.

      5.9.  OPINION OF COUNSEL TO THE COMPANY AND THE HOLDING COMPANY.

      The Noteholders shall have received an opinion (addressed to the Noteholders and dated the Effective Date) of Thompson Hine LLP, counsel to the Company and the Holding Company, in form and substance satisfactory to the Noteholders.

      5.10. SPECIAL COUNSEL FEES.

      The Company shall have paid the reasonable fees and disbursements of the Noteholders' special counsel in accordance with Section 6 below.

      5.11. PROCEEDINGS SATISFACTORY.

      All proceedings taken in connection with this Agreement and all documents and papers relating thereto shall be satisfactory to the Noteholders and their special counsel, and the Noteholders and their special counsel shall have received copies of such documents and papers as they or their special counsel may reasonably request in connection herewith.

6.    EXPENSES.

      Whether or not the Amendments become effective, the Company will pay all reasonable fees, expenses and costs relating to this Agreement, including, but not limited to, (a) the reasonable cost of reproducing this Agreement and the other documents delivered in connection herewith and (b) the reasonable fees and disbursements of the Noteholders' special counsel, Bingham McCutchen LLP, incurred in connection with the preparation, negotiation and delivery of this Agreement. Nothing in this Section 6 shall limit the Company's obligations under
Section 11.2 of the Note Purchase Agreement.

7.    MISCELLANEOUS.

      7.1.  PART OF NOTE PURCHASE AGREEMENT, RATIFICATION AND CONFIRMATION.

      This Agreement shall be construed in connection with and as a part of the Existing Note Purchase Agreement and, except as expressly amended by this Agreement, all terms, conditions and covenants contained in the Existing Note Purchase Agreement and the Notes are hereby ratified and confirmed and shall be and remain in full force and effect. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Agreement may refer to the Existing Note Purchase Agreement and the Notes without making specific reference to this Agreement, but nevertheless all such references shall include this Agreement unless the context otherwise requires.

      7.2.  COUNTERPARTS; EFFECTIVENESS.

      This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Delivery of an executed signature page by facsimile transmission shall be effective as delivery of a manually signed counterpart of this Agreement.

      7.3.  SUCCESSORS AND ASSIGNS.

      All covenants and other agreements in this Agreement contained by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including, without limitation, any transferee) whether so expressed or not.

      7.4.  GOVERNING LAW.

      THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE INTERNAL LAWS OF THE STATE OF NEW YORK EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

   [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK. NEXT PAGE IS SIGNATURE PAGE.]

      If you are in agreement with the foregoing, please so indicate by signing the agreement below on the accompanying counterpart of this Agreement and returning it to the Company, whereupon the foregoing shall become a binding agreement among you, the Company and the Holding Company.


                                        Very truly yours,


                                        TBC CORPORATION


                                        By /s/ Thomas W. Garvey
                                          --------------------------------------
                                          Name:  Thomas W. Garvey
                                          Title: EVP/CFO


                                        TBC PARENT HOLDING CORP.


                                        By /s/ Thomas W. Garvey
                                          --------------------------------------
                                          Name:  Thomas W. Garvey
                                          Title: EVP/CFO












         [Signature Page to Amendment No. 2 to Note Purchase Agreement]

The foregoing Agreement is hereby accepted as of the date first above written.

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA


By: /s/ Robert R. Derrick
   ---------------------------------------
Name:  Robert R. Derrick
Title: Vice President


PRUCO LIFE INSURANCE COMPANY


By: /s/ Robert R. Derrick
   ---------------------------------------
Name:  Robert R. Derrick
Title: Assistant Vice President


RGA REINSURANCE COMPANY
By: Prudential Private Placement Investors, L.P.
    (as Investment Advisor)

    By: Prudential Private Placement Investors, Inc.
        (as its General Partner)


    By: /s/ Robert R. Derrick
       -----------------------------------
          Name:  Robert R. Derrick
          Title:  Vice President


BAYSTATE INVESTMENTS, LLC
By: Prudential Private Placement Investors, L.P.
    (as Investment Advisor)

    By: Prudential Private Placement Investors, Inc.
        (as its General Partner)



    By: /s/ Robert R. Derrick
       -----------------------------------
       Name:  Robert R. Derrick
       Title: Vice President





         [Signature Page to Amendment No. 2 to Note Purchase Agreement]

UNITED OF OMAHA LIFE INSURANCE COMPANY
By:  Prudential Private Placement Investors, L.P.
     (as Investment Advisor)

     By: Prudential Private Placement Investors, Inc.
         (as its General Partner)



     By: /s/ Robert R. Derrick
       -----------------------------------
       Name:  Robert R. Derrick
       Title: Vice President







         [Signature Page to Amendment No. 2 to Note pUrchase Agreement]

                                                                       EXHIBIT A

                 AMENDMENTS TO EXISTING NOTE PURCHASE AGREEMENT


1.    AMENDMENTS TO NEGATIVE COVENANTS.

      (a) LIMITATIONS ON INDEBTEDNESS. Section 6.2(c) of the Existing Note Purchase Agreement shall be and is hereby amended and restated in its entirety as follows:

            "(c) Indebtedness owed to the Holding Company, the Company or any Wholly-Owned Subsidiary by any of the Holding Company, the Company or any Wholly-Owned Subsidiary, that in each case is permitted under Section 6.5(c);".

      (b) FUNDAMENTAL CHANGES. Section 6.4 of the Existing Note Purchase Agreement shall be and is hereby amended by deleting "; and" at the end of clause (e) of such Section and adding two new clauses (g) and (h) to such
Section immediately following clause (f) to read in its entirety as follows:

            "(g) the Holding Company may merge or consolidate with or into the Company, and the Company may merge or consolidate with or into the Holding Company; and

            (h) a Wholly-Owned Subsidiary of the Holding Company may merge or consolidate with or into the Company pursuant to the Reorganization (as defined in the Second Amendment)."

      (c) INVESTMENTS, LOANS, ADVANCES, GUARANTEES AND ACQUISITIONS. Section 6.5 is hereby amended and restated by amending and restating clauses (c), (g) and
(h) of such Section in their entirety to read as follows:

            "(c) advances made by the Holding Company, the Company or any Wholly-Owned Subsidiary to the Holding Company, the Company or any Wholly-Owned Subsidiary;";

            "(g) Any separate individual Acquisition completed after the date of this Agreement which has been either (i) approved by the Board of Directors of the corporation, or the comparable or appropriate body of any other Person, which is the subject of such Acquisition or (ii) recommended by such Board to the shareholders of such corporation, or by such other body to the equity holders of such other Person, and in each case (A) the Acquisition target is a Person which is engaged in the replacement tire industry, (B) the aggregate consideration for all such Acquisitions completed in any one calendar year does not exceed $40,000,000, (C) the aggregate consideration for all such Acquisitions completed after the date hereof does not exceed $75,000,000, provided, that this amount shall be increased on an annual basis by an amount equal to 25% of the Company's Consolidated Net Income for the completed 2003 Fiscal Year and 25% of the Holding Company's Consolidated Net Income for each completed

      Fiscal Year commencing with Fiscal Year 2004, and (D) such Acquisition is made under circumstances in which no Default or Event of Default either exists or will result therefrom, and in which pro forma financial statements and projections including the Holding Company, its Subsidiaries and the Person and/or assets to be acquired, covering the most recent 12 month period for which financial statements are available and the twelve months following the Acquisition, would show that no Default or Event of Default will result from the Acquisition (such an Acquisition is referred to herein as an "ACCEPTABLE ACQUISITION");";

            "(h) Intercompany Loans made to the Holding Company, the Company or any Wholly-Owned Subsidiary by the Holding Company, the Company or any Wholly-Owned Subsidiary; and".

      (d) RESTRICTED PAYMENTS. Section 6.11 of the Existing Note Purchase Agreement shall be and is hereby amended and restated in its entirety to read as follows:

      "6.11 RESTRICTED PAYMENTS.

            The Holding Company will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except (a) the Holding Company or the Company may declare and pay dividends with respect to its capital stock payable solely in additional shares of its common stock, (b) Subsidiaries may declare and pay dividends ratably with respect to their Capital Stock,
      (c) the Company may make Restricted Payments (and may make payments to the Holding Company to permit the Holding Company to make Restricted Payments) pursuant to and in accordance with stock option plans or other benefits for management or employees of the Holding Company and its Subsidiaries,
      (d) so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, the Company may make payments (and may make payments to the Holding Company to permit the Holding Company to make payments) in an aggregate amount not exceeding $10,000,000 per calendar year on account of (i) the purchase, redemption, retirement, acquisition, cancellation or termination of any shares of Capital Stock of the Holding Company or the Company or any option, warrant or other right to acquire any such shares and (ii) the payment of dividends with respect to its preferred stock and (e) the Company may make Restricted Payments to the Holding Company."

2.    AMENDMENTS TO DEFINITIONS.

      (a) "CREDIT AGREEMENT". The definition of "Credit Agreement" in Section
10.2 of the Existing Note Purchase Agreement shall be and is hereby amended and restated in its entirety to read as follows:

            ""CREDIT AGREEMENT" shall mean the Second Amended and Restated Credit Agreement, dated as of November 19, 2004, among the Holding Company, the Company,

      First Tennessee Bank, National Association, as Administrative Agent, JPMorgan Chase Bank, as Co-Administrative Agent, and the other lenders party thereto."

      (b) NEW DEFINITION - "SECOND AMENDMENT". Section 10.2 of the Existing Note Purchase Agreement shall be and is hereby amended by inserting the following new definition in its appropriate alphabetical order:

            ""SECOND AMENDMENT" means Amendment No. 2 to Note Purchase Agreement, dated as of November 19, 2004, by and among the Holding Company, the Company and the holders of Notes."

      (c) "SUBSIDIARY". The definition of "Subsidiary" in Section 10.2 of the Existing Note Purchase Agreement shall be and is hereby amended and restated in its entirety to read as follows:

            ""SUBSIDIARY" means any subsidiary of the Holding Company; provided, however, that (a) in no event shall TBC de Mexico be considered to be a Subsidiary for purposes hereof (but, to the extent required by GAAP, shall be consolidated in the consolidated financial statements of the Holding Company and as such included in the calculation of the covenants in Sections 6.1(a), 6.1(b) and 6.1(c)) until such time, if any, as the Company's interest in TBC de Mexico exceeds 60%, the Holding Company is required by GAAP to consolidate TBC de Mexico into the Holding Company's consolidated financial statements, and the Company's equity investment in TBC de Mexico exceeds $2,500,000; and (b) no subsidiary under clause (a) of the definition thereof shall be considered to be a Subsidiary for purposes hereof solely because, under FASB Interpretation No. 46, GAAP requires such Person to be consolidated in the consolidated financial statements of the Holding Company."

        (d) "WHOLLY-OWNED SUBSIDIARY". The definition of "Wholly-Owned Subsidiary" in Section 10.2 of the Existing Note Purchase Agreement shall be and is hereby amended and restated in its entirety to read as follows:

            ""WHOLLY-OWNED SUBSIDIARY" shall mean, as to any Person, (a) any subsidiary all of whose outstanding Voting Stock is at the time owned directly by such Person (including any subsidiary all of whose outstanding Voting Stock is at the time owned directly or indirectly by one of such Person's Wholly-Owned Subsidiaries) or (b) any partnership, limited liability company, association, joint venture or similar business organization of which 100% of the ownership interests having ordinary voting power are at the time so owned. Unless the context otherwise clearly requires, any reference herein to a "Wholly-Owned Subsidiary" is a reference to a Wholly-Owned Subsidiary of the Holding Company."

3.    MISCELLANEOUS AMENDMENTS

      (a) INTRODUCTION. The introductory paragraph of the Existing Note Purchase Agreement is hereby amended and restated in its entirety to read as follows:

            "TBC PRIVATE BRANDS, INC., a Delaware corporation (formerly known as TBC Corporation) (together with its permitted successors and assigns, the "COMPANY") and TBC CORPORATION, a Delaware corporation (formerly known as TBC Parent Holding Corp.) (together with its permitted successors and assigns, the "HOLDING COMPANY"), hereby agree with you as follows:"

      (b) NOTICES. Section 11.9 of the Existing Note Purchase Agreement is hereby amended and restated in its entirety to read as follows:

            "11.9 NOTICES.

                  All written communications provided for hereunder shall be sent by first class mail or nationwide overnight delivery service (with charges prepaid) and (i) if to the Purchasers, addressed as specified for such communications in the Purchaser Schedule attached hereto or at such other address as the Purchasers shall have specified to the Holding Company in writing, (ii) if to any other holder of any Note, addressed to it at such address as it shall have specified in writing to the Holding Company or, if any such holder shall not have so specified an address, then addressed to such holder in care of the last holder of such Note which shall have so specified an address to the Holding Company and (iii) if to the Holding Company or the Company, addressed to it at 7111 Fairway Drive, Suite 201, Palm Beach Gardens, Florida 33418, Attention, Chief Financial Officer, provided, however, that any such communication to the Holding Company or the Company may also, at the option of the Person sending such communication, be delivered by any other means either to the Holding Company or the Company at its address specified above or to any Authorized Officer of the Holding Company or the Company."

                                 Schedule 3.7(b)

                           CERTAIN OWNED REAL PROPERTY

Offices and warehouse located at 4770 Hickory Hill Road, Memphis, Tennessee.

                                  Schedule 3.8

                      CERTAIN TRADEMARKS, TRADE NAMES AND SERVICE MARKS


                                 TBC BRANDS, LLC



Trademark Report by Mark                        Printed: 11/18/2004      Page 1
Country:  US

COUNTRY                                    FILED         APPL#            REGDT          REG#          STATUS
-------                                    -----         -----            -----          ----          ------
AIRFLOW
UNITED STATES                              3/18/2004     76/581,898                                    PENDING

ARCTIC CLAW WINTER TXI
UNITED STATES                              9/30/2004     76/613,843                                    PENDING

ARCTIC CLAW WINTER XSI
UNITED STATES                              9/30/2004     76/613,840                                    PENDING

CORDOVAN TOUR PLUS
UNITED STATES                              11/12/2003    76/559,458                                    PENDING

CORDOVAN WILD TRAC RADIAL X/RS
UNITED STATES                              12/17/2003    76/565,633                                    PENDING

GAUNTLET
UNITED STATES                              3/26/2004     76/582,982                                    PENDING

GRAND SPIRIT TOURING LS
UNITED STATES                              12/4/2002     76/472,572       6/15/2004      2,854,718     REGISTERED

NAVITRAC
UNITED STATES                              5/5/2004      76/590,533                                    PENDING

OTOS
UNITED STATES                              5/13/2004     76/591,948                                    PENDING

POWER KING LOADER GRADER PLUS
UNITED STATES                              3/18/2004     76/581,850                                    PENDING

TBC PRIVATE BRANDS
UNITED STATES                              8/12/2004     76/606,744                                    PENDING

TBC PRIVATE BRANDS & DESIGN
UNITED STATES                              12/12/2002    76/369,492       2/3/2004       2,811,332     REGISTERED

TOUR PLUS
UNITED STATES                              11/12/2003    76/559,494                                    PENDING

TRACMASTER  WINTER XSI
UNITED STATES                              9/30/2004     76/613,844
PENDING

TRACMASTER WINTER TXI
UNITED STATES                              9/30/2004     76/613,838                                    PENDING

Trademark Report by Mark                          Printed: 11/18/2004     Page 2
Country:   US

COUNTRY                                    FILED         APPL#            REGDT          REG#          STATUS
-------                                    -----         -----            -----          ----          ------
VANDERBILT TURBO TECH RADIAL A/SR
UNITED STATES                              12/17/2003    76/565,634                                    PENDING      012

WILD COUNTRY TXR
UNITED STATES                              4/8/2004      76/585,613                                    PENDING      012

WILD COUNTRY XRT
UNITED STATES                              4/8/2004      76/585,624                                    PENDING      N/A

WILD COUNTRY XTX
UNITED STATES                              4/8/2004      76/585,612                                    PENDING      012

                               BIG O TIRES, INC.



Trademark Report by Mark                                    Printed: 11/18/2004
Country:   US

COUNTRY                                    FILED         APPL#            REGDT          REG#          STATUS
-------                                    -----         -----            -----          ----          ------
AGGRESSOR
UNITED STATES                              11/10/2003    76/558,468                                    PENDING

BIG FOOT
UNITED STATES                              2/17/2004     76/576,412                                    PENDING

BIG O TIRES LUBE CENTER
UNITED STATES                              5/19/2004     76/592,994                                    PENDING

BIGFOOT COUNTRY & DESIGN
UNITED STATES                              8/3/2004      76/605,325                                    PENDING

EURO TOUR
UNITED STATES                              11/8/2002     76/468,502       1/13/2004      2,804,363     REGISTERED

FUGITIVE
UNITED STATES                              11/10/2003    76/558,462                                    PENDING

LEGACY TOUR PLUS
UNITED STATES                              11/12/2003    76/559,495                                    PENDING

MAMMOTH
UNITED STATES                              11/10/2003    76/558,466                                    PENDING

NTW
UNITED STATES                              9/20/2004     76/612,095                                    PENDING

COUNTRY                                    FILED         APPL#            REGDT          REG#          STATUS
-------                                    -----         -----            -----          ----          ------
SXP SUPER SPORT
UNITED STATES                              10/8/2004     76/615,918                                    PENDING

VENGEANCE
UNITED STATES                              5/5/2004      76/590,532                                    PENDING

VENGEANCE RADIAL SPORT
UNITED STATES                              11/10/2003    76/558,465                                    PENDING

VENGEANCE SPORT SLX
UNITED STATES                              11/10/2003    76/558,467                                    PENDING

363689.1